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               [LETTERHEAD OF ELLIOTT, DAVIS & COMPANY, LLP.]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
SouthBanc Shares, Inc.
Anderson, South Carolina

We consent to the incorporation by reference, in the Registration Statement of SouthBanc Shares, Inc. on Amendment No. 1 to Form S-4, of our report dated November 12, 1999 relating to the consolidated financial statements of SouthBanc Shares, Inc. as of September 30, 1999 and 1998 and for each of the three years in the period ended September 30, 1999, which appear in the SouthBanc Shares, Inc.'s, Annual Report on form 10-K for the year ended September 30, 1999.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                             /s/ Elliott, Davis & Company, LLP
                                             ---------------------------------
                                             Elliott, Davis & Company, LLP

Greenville, South Carolina
June 13, 2000